Exhibit 99.1

Fox & Hound Restaurant Group: Tender Offer Deadline Extended

WICHITA, Kan., Feb. 17, 2006 -- Fox & Hound Restaurant Group (Nasdaq:FOXX) announced that Newcastle Partners, L.P., Steel Partners II, L.P. and certain of their affiliates ("Newcastle/Steel") informed the Company that Newcastle/Steel had extended the deadline for tendering shares of the Company's outstanding common stock for an all cash price of $16.30 per share until midnight, February 24, 2006. Newcastle/Steel also informed the Company that, taking into account shares of common stock already owned by Newcastle/Steel, as of February 16, 2006, 9,312,740 shares, or approximately 92% of the issued and outstanding common stock of the Company, had been tendered by the Company’s shareholders to Newcastle/Steel and not withdrawn. Newcastle/Steel extended the tender offer deadline because the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 had not expired or been terminated by the Federal Trade Commission as of the original February 16, 2006 deadline.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT:  Fox & Hound Restaurant Group
          Jim Zielke
          (316) 201-4006